UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 14, 2008

MISCOR Group, Ltd.
(Exact name of registrant as specified in its charter)

Indiana	333-129354	20-0995245
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1125 South Walnut Street, South Bend, Indiana		46619
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (574) 234-8131

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement, and
Item 2.03  Completion of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 14, 2008, MISCOR Group, Ltd. (“MISCOR”), Magnetech Industrial Services, Inc. (“MIS”), Martell Electric, LLC (“Martell”), HK Engine Components, LLC (“HK”), Magnetech Power Services, LLC (“MPS”), Ideal Consolidated, Inc. (“Ideal”), 3-D Service, Ltd. (“3D”), and American Motive Power, Inc. (“AMP” and together with MISCOR, MIS, Martell, HK, MPS, Ideal and 3D, the “Borrowers” and each a “Borrower”) entered into a credit facility with Wells Fargo Bank, National Association (“Wells Fargo”).  The credit facility is comprised of a $1.25 million real estate term note and a $13.75 million revolving note.  As of January 16, 2008, MISCOR borrowed $7.5 million under the revolving note and used the net proceeds of the loans for working capital and to acquire all of the outstanding shares of common stock of American Motive Power, Inc.  As of January 18, 2008, there have been no borrowings under the real estate term note.

The original maturity date of the notes is January 1, 2011, at which time they will automatically renew for one-year periods until terminated.  The notes are secured by (1) a first priority lien on the assets of each Borrower; (2) a mortgage on certain real property owned by MIS; and (3) the pledge of the equity interests in MISCOR’s subsidiaries.  The term note bears interest at an annual rate equal to the rate of interest most recently announced by Wells Fargo at its principal office as its prime rate (the “Prime Rate”), subject to certain minimum annual interest payments.  The revolving note bears interest at an annual rate of either (i) the Prime Rate, or (ii) Wells Fargo’s LIBOR rate plus 2.8%, depending on the nature of the advance.  Interest is payable monthly, in arrears, under the revolving note beginning on February 1, 2008.  The term note requires monthly principal payments of $10,417, plus interest, beginning on the first day of the month following receipt of the advance.

MISCOR has promissory notes outstanding to BDeWees, Inc., XGen III, Ltd., and John A. Martell, in the original principal amounts of $2,000,000, $2,000,000 and $3,000,000, respectively, and secured convertible debentures issued to various investors (together, the “Subordinated Indebtedness”).  Subordination agreements have been executed that subordinate the obligations of MISCOR under the Subordinated Indebtedness to the Wells Fargo credit facility.

In connection with the credit facility, Wells Fargo agreed to issue standby letters of credit in favor of the Borrowers, however, no advances have been made in connection with such standby letters of credit.

As part of the financing, MISCOR paid Wells Fargo a cash origination fee of $90,000.

If the Borrowers default under their obligations to Wells Fargo, then the interest on the outstanding principal balance of each note will increase by 3% until the default is cured or waived.  Other remedies available to Wells Fargo upon an event of default include the right to accelerate the maturity of all obligations, the right to foreclose on the assets securing the obligations, all rights of a secured creditor under applicable law, and other rights set forth in the loan documents.

The events of default under the notes include the following: default in the payment of the notes; default in the performance, or breach, of any covenant or agreement in the loan agreements; a Borrower experiences a change of control; certain events relating to insolvency or bankruptcy occur; any representation or warranty made by any Borrower in the loan documents is incorrect in any material respect; any arbitration award, final judgment, decree or order for the payment of money in excess of $100,000 is levied against a Borrower and is not stayed within 30 days; a default occurs under any indebtedness of any Borrower, or under any material lease or other contract, that extends beyond any applicable grace period; an unwaived reportable event (as defined in Section 4043 of ERISA) occurs in connection with any pension plan of a Borrower; an event of default occurs under any other loan agreements of the Borrowers; default in the payment of any amount owed by the Borrowers to Wells Fargo other than any indebtedness arising under the credit facility; any guarantor shall repudiate, purport to revoke or fail to perform any obligation under such guaranty in favor of Wells Fargo or any individual guarantor shall die or any other guarantor shall cease to exist; any Borrower shall take or participate in any action which would be prohibited under the provisions of any subordination agreement or make any payment with respect to indebtedness that has been subordinated pursuant to any subordination agreement; Wells Fargo believes in good faith that the prospect of payment in full of any part of the indebtedness, or that full performance by the Borrowers under the loan agreements, is impaired, or that there has occurred any material adverse change in the business or financial condition of the Borrowers; there has occurred any breach, default or event of default by, or attributable to, any affiliate under any agreement between the affiliate and Wells Fargo; or the indictment of any director, officer, guarantor, or any owner of at least 20% of the issued and outstanding common stock of MISCOR for a felony offence under state or federal law.

The Borrowers may prepay the term note at any time, subject to certain prepayment penalties.  With respect to the revolving note, the Borrowers may borrow, pay down and re-borrow under the note until the maturity date.  The maximum aggregate principal amount that may be borrowed under the revolving note is the lesser of:

o
The sum of 40% of the Borrowers’ eligible construction related trade receivables up to $2,000,000 and 85% of certain remaining eligible trade accounts receivable, less any reserves established by Wells Fargo from time to time; and

o	$13,750,000 less any reserves established by Wells Fargo.

The foregoing description of the credit facility provided by Wells Fargo is not complete and is qualified in its entirety by reference to the various loan documents filed as Exhibits to this Form 8-K and incorporated herein by reference.

The agreements and other documents relating to the credit facility (the “Credit Agreements”) have been included to provide investors with information regarding their terms.  Except for their status as contractual documents that establish and govern the legal relations among the parties thereto with respect to the transactions described herein, the Credit Agreements are not intended to provide any other factual, business or operations information about the Company.  The Credit Agreements contain representations and warranties that the parties thereto made to and solely for the benefit of each other.  Accordingly, investors should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Credit Agreements.  Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Credit Agreements, which subsequent information may or may not be fully reflected in the Company's public disclosures.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Credit and Security Agreement* dated January 14, 2008 among Wells Fargo Bank, the registrant and certain subsidiaries of the registrant identified therein
10.2	Revolving Note dated January 14, 2008 among Wells Fargo Bank, the registrant and certain subsidiaries of the registrant identified therein
10.3	Real Estate Note dated January 14, 2008 among Wells Fargo Bank, the registrant and certain subsidiaries of the registrant identified therein
10.4	Real Estate Mortgage, Security Agreement and Assignment of Rents and Leases dated January 14, 2008 between Wells Fargo Bank and Magnetech Industrial Services, Inc.
10.5	Collateral Pledge Agreement dated January 14, 2008 between Wells Fargo Bank and the registrant
10.6	Patent and Trademark Security Agreement dated January 14, 2008 between Wells Fargo Bank and 3-D Service, Ltd.
10.7	Patent and Trademark Security Agreement dated January 14, 2008 between Wells Fargo Bank and Magnetech Industrial Services, Inc.
10.8	Standby Letter of Credit Agreement dated January 14, 2008 among Wells Fargo Bank, the registrant and certain subsidiaries of the registrant identified therein
10.9	Subordination Agreement between Wells Fargo Bank and John A. Martell
10.10	Subordination Agreement between Wells Fargo Bank and Strasbourger, Pearson, Tulcin, Wolffe, Inc.
10.11	Subordination Agreement among Wells Fargo Bank, BDeWees, Inc., and XGen III, Ltd.

*The registrant has omitted schedules and similar attachments to the above agreements. The registrant will furnish a copy of any omitted schedule or similar attachment to the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: January 18, 2008	MISCOR Group, Ltd.

	By:	/s/ Richard J. Mullin
	Name:	Richard J. Mullin
	Title:	Vice President and Chief Financial Officer